                                                               Exhibit (h)(1)(i)

                                    AMENDMENT
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT
                                     BETWEEN
                               ING PARTNERS, INC.
                                       AND
                            ING FUNDS SERVICES, LLC

     AMENDMENT made as of this 1st day of September, 2004, to the Administrative Services Agreement dated as of November 19, 2003, as amended
(the "Agreement"), between ING Partners, Inc., a corporation organized and existing under the laws of Maryland (the "Company") and ING Funds Services, LLC, a corporation organized and existing under the laws of Delaware (the "Administrator"). In consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

1. SCHEDULE A to the Agreement is hereby deleted in its entirety and replaced with AMENDED SCHEDULE A attached hereto.

2. SCHEDULE B to the Agreement is hereby deleted in its entirety and replaced with AMENDED SCHEDULE B attached hereto.

3. In all other respects, the Agreement is confirmed and remains in full force and effect.

4.   This Amendment shall become effective as of the date first written above.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their duly authorized signatories the date and year first above written.

ING FUNDS SERVICES, LLC                       ING PARTNERS, INC.


By:  /s/ Michael J. Roland                    By:  /s/ Laurie M. Tillinghast
    ------------------------------                ------------------------------
      Michael J. Roland                             Laurie M. Tillinghast
      Executive Vice President                      Vice President

                                   Schedule A
                          Series of ING Partners, Inc.

INITIAL SERIES:

-    ING Aeltus Enhanced Index Portfolio
-    ING Alger Aggressive Growth Portfolio
-    ING Alger Capital Appreciation Portfolio
-    ING Alger Growth Portfolio
-    ING American Century Small Cap Value Portfolio
-    ING Baron Small Cap Growth Portfolio
-    ING Goldman Sachs(R) Capital Growth Portfolio
-    ING Goldman Sachs(R) Core Equity Portfolio
-    ING JPMorgan Fleming International Portfolio
-    ING JPMorgan Mid Cap Value Portfolio
-    ING MFS Capital Opportunities Portfolio
-    ING MFS Global Growth Portfolio
-    ING OpCap Balanced Value Portfolio
-    ING PIMCO Total Return Portfolio
-    ING Salomon Brothers Aggressive Growth Portfolio
-    ING Salomon Brothers Fundamental Value Portfolio
-    ING Salomon Brothers Investors Value Portfolio
-    ING T. Rowe Price Growth Equity Portfolio
-    ING UBS U.S. Allocation Portfolio
-    ING UBS U.S. Large Cap Equity Portfolio
-    ING Van Kampen Comstock Portfolio

ADDITIONAL SERIES

-    ING Fidelity(R) VIP Contrafund(R) Portfolio
-    ING Fidelity(R) VIP Equity Income Portfolio
-    ING Fidelity(R) VIP Growth Portfolio
-    ING Fidelity(R) VIP Mid Cap Portfolio

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                                   Schedule B
                          Administrative Services Fees

INITIAL SERIES

-    ING Aellus Enhanced Index Portfolio                           0.20%
-    ING Alger Aggressive Growth Portfolio                         0.20%
-    ING Alger Capital Appreciation Portfolio                      0.20%
-    ING Alger Growth Portfolio                                    0.20%
-    ING American Century Small Cap Value Portfolio                0.40%
-    ING Baron Small Cap Growth Portfolio                          0.40%
-    ING Goldman Sachs(R) Capital Growth Portfolio                 0.20%
-    ING Goldman Sachs(R) Core Equity Portfolio                    0.20%
-    ING JPMorgan Fleming International Portfolio                  0.20%
-    ING JPMorgan Mid Cap Value Portfolio                          0.35%
-    ING MFS Capital Opportunities Portfolio                       0.25%
-    ING MFS Global Growth Portfolio                               0.60%
-    ING OpCap Balanced Value Portfolio                            0.20%
-    ING PIMCO Total Return Portfolio                              0.35%
-    ING Salomon Brothers Aggressive Growth Portfolio              0.13%
-    ING Salomon Brothers Fundamental Value Portfolio              0.20%
-    ING Salomon Brothers Investors Value Portfolio                0.20%
-    ING T. Rowe Price Growth Equity Portfolio                     0.15%
-    ING UBS U.S. Allocation Portfolio                             0.20%
-    ING UBS U.S. Large Cap Equity Portfolio                       0.15%
-    ING Van Kampen Comstock Portfolio                             0.35%

ADDITIONAL SERIES

-    ING Fidelity(R) VIP Contrafund(R) Portfolio                   0.05% while Series invested in Master
                                                                   0.15% for Standalone Series
-    ING Fidelity(R) VIP Equity Income Portfolio                   0.05% while Series invested in Master
                                                                   0.15% for Standalone Series
-    ING Fidelity(R) VIP Growth Portfolio                          0.05% while Series invested in Master
                                                                   0.15% for Standalone Series
-    ING Fidelity(R) VIP Mid Cap Portfolio                         0.05% while Series invested in Master
                                                                   0.17% for Standalone Series